EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Mason Capital Fund Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Mason Capital Fund Trust for the period ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Mason Capital Fund Trust for the stated period.

/s/ Elliot Bruce	/s/ Gregg Picillo
Elliot Bruce	Gregg Picillo
Principal Executive Officer	Principal Financial Officer
Mason Capital Fund Trust	Mason Capital Fund Trust

Dated:	3/6/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Mason Capital Fund Trust for purposes of Section 18 of the Securities Exchange Act of 1934.